     As filed with the Securities and Exchange Commission on January 2, 2002

                                               Registration No. 333-
                                                                    ------------

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                                PERCEPTRON, INC.
             (Exact name of registrant as specified in its charter)

         Michigan                                       38-2381442
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                  47827 Halyard Drive, Plymouth, Michigan 48170
                                 (734) 414-6100
          (Address, including zip code, and telephone number, including area code, of registrant's Principal Executive Office)

                                Perceptron, Inc.
                    1998 Global Team Member Stock Option Plan
                            (Full Title of the Plan)

           John J. Garber, Vice President and Chief Financial Officer
                                Perceptron, Inc.
                  47827 Halyard Drive, Plymouth, Michigan 48170
                                 (734) 414-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                                THOMAS S. VAUGHN
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-6524

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
       Title of                                         Proposed                Proposed                 Amount of
     Securities to            Amount to be               Maximum                 Maximum               Registration
     be Registered             Registered               Offering                Aggregate                   Fee
                                                    Price Per Share*        Offering Price**
---------------------------------------------------------------------------------------------------------------------
     Common Stock           150,000 shares**              $1.25                 $187,500                  $44.82
    $.01 par value
---------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices on the Nasdaq Stock Market on December 28, 2001, in accordance with Rule 457(h).
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).


================================================================================

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Perceptron, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated herein by reference:

                  The contents of Registration Statement on Form S-8, file No. 333-65007, filed on September 30, 1998, registering 300,000 shares of Common Stock of the Company, par value $.01 per share, to be issued pursuant to the Company's 1998 Global Team Member Stock Option Plan; the contents of Registration Statement on Form S-8, file No. 333-92647, filed on December 13, 1999, registering 400,000 shares of Common Stock of the Company, par value $.01 per share, to be issued pursuant to the Company's 1998 Global Team Member Stock Option Plan; and the contents of Registration Statement on Form S-8, file No. 333-55164, filed on February 7, 2001, registering 255,000 shares of Common Stock of the Company, par value $.01 per share, to be issued pursuant to the Company's 1998 Global Team Member Stock Option Plan.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Michigan Business Corporation Act

         The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

         The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

         The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors' and officers' liability insurance.

         The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act. If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses incurred in the action. The foregoing does not apply if the director's actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

                  Articles of Incorporation of the Registrant

         The Company's Restated Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. As a result of the inclusion of such provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

                  Bylaws of the Registrant

         The Company's Amended and Restated Bylaws generally require the Company to indemnify officers and directors to the fullest extent legally possible under the MBCA. In addition, the Bylaws require the Company to indemnify any person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the same degree as the foregoing indemnification of directors and officers. The Company's Bylaws further provide for the advancement of litigation expenses at the request of a director or officer under certain circumstances. Directors and officers are entitled to bring suit against the Company for failure to make a requested indemnification and the Company has the burden of proof to show such indemnification to be improper.

Item 8.  EXHIBITS

         The following exhibits are filed with this registration statement:

         3        Restated Articles of Incorporation and Bylaws.

         3.1 Restated Articles of Incorporation, as amended to date, are incorporated herein by reference to Exhibit 3.1 of the Company's Report on Form 10-Q for the Quarter Ended March 31, 1998.

         3.2 Amended and Restated Bylaws, as amended to date, are incorporated herein by reference to Exhibit 3.2 of the Company's Report on Form S-8 Registration Statement, filed February 7, 2001.

         4        Instruments Defining the Rights of Securities Holders.

         4.1 Articles IV, V and VI of the Company's Restated Articles of Incorporation are incorporated herein by reference to Exhibit
                  3.1 to the Company's Report on Form 10- Q for the Quarter Ended March 31, 1998.

         4.2 Articles I, II, III, VI, VII, X and XI of the Company's Bylaws are incorporated herein by reference to Exhibit 3.2 to the Company's Report on Form S-8 Registration Statement, filed February 7, 2001.

         4.3 Credit Agreement, dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan and First Amendment to Credit Agreement, dated August 24, 1999, are incorporated herein by reference to Exhibit 4.3 of the Company's Report on Form 10- K for the Transition Year Ended June 30, 1999.

                  Other instruments, notes or extracts from agreements defining the rights of holders of long-term debt of the Company or its subsidiaries have not been filed because (i) in each case the total amount of long-term debt permitted thereunder does not exceed 10% of the Company's consolidated assets, and (ii) the Company hereby agrees that it will furnish such instruments, notes and extracts to the Securities and Exchange Commission upon its request.

         4.4 Form of certificate representing Rights (included as Exhibit B to the Rights Agreement filed as Exhibit 4.5) is incorporated herein by reference to Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) (or, if such Shares Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined before the Distribution Date, by action of the Board of Directors, with the concurrence of a majority of the Continuing Directors), or (ii) the tenth business day (or such later date as may be determined by the Board of Directors, with the concurrence of a majority of the Continuing Directors, prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), other than a tender or exchange offer that is determined before the Distribution Date to be a Permitted Offer, if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of Common Stock.

         4.5 Rights Agreement, dated as of March 24, 1998, between Perceptron, Inc. and American Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to
                  Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998.

         4.6 Second Amendment to Credit Agreement dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan, dated June 30, 2000, is incorporated herein by reference to Exhibit 4.6 of the Company's Report on Form 10-K for the Fiscal Year Ended June 30, 2000.

         4.7 Third Amendment to Credit Agreement, dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan dated November 9, 2000, is incorporated by reference to Exhibit 4.7 of the Company's Form 10-Q for the Quarter Ended September 30, 2000.

         4.8 Fourth Amendment to Credit Agreement, dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan dated February 8, 2001, is incorporated by reference to Exhibit 4.8 of the Company's Form 10-Q for the Quarter Ended December 31, 2000.

         4.9 Credit Agreement dated September 24, 2001, between Perceptron, Inc. and Bank One, Michigan, is incorporated by reference to
                  Exhibit 4.9 of the Company's Report on Form 10-K for the Year Ended June 30, 2001.

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5).

         24.1     Power of Attorney of Alfred A. Pease.

         24.2     Power of Attorney of David J. Beattie.

         24.3     Power of Attorney of W. Richard Marz.

         24.4     Power of Attorney of Robert S. Oswald

         24.5     Power of Attorney of Terryll R. Smith.

         99.1 Perceptron, Inc. 1998 Global Team Member Stock Option Plan is incorporated herein by reference to Exhibit 10.20 of the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997.

         99.2 Form of Non-Qualified Stock Option Agreements under such Plan is incorporated herein by reference to Exhibit 10.20 of the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997.

         99.3 First Amendment to the 1998 Global Team Member Stock Option Plan is incorporated herein by reference to Exhibit 10.28 of the Company's Report on Form 10-K for the Transition Period Ended June 30, 1999.

         99.4 Second Amendment to the 1998 Global Team Member Stock Option Plan is incorporated herein by reference to Exhibit 10.29 of the Company's Report on Form 10-K for the Transition Period Ended June 30, 1999.

         99.5 Form of Non-Qualified Stock Option Agreements under 1998 Global Team Member Stock Option Plan after September 1, 1999 is incorporated by reference to Exhibit 10.31 of the Company's Report on Form 10-Q for the Quarter Ended September 30, 1999.

         99.6 Third Amendment to the 1998 Global Team Member Stock Option Plan is incorporated by reference to Exhibit 99.6 of the Company's Report on Form S-8 Registration Statement, filed February 7, 2001.

         99.7     Fourth Amendment to the 1998 Global Team Member Stock Option
                  Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Michigan on December 14, 2001.


                             PERCEPTRON, INC.

                             By:      /s/ A. A. Pease
                                 -----------------------------------------------
                                      Alfred A. Pease
                             Its:     President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of December 14, 2001.

         Signature                                    Title
         ---------                                    -----
 /s/ A. A. Pease                      President, Chief Executive Officer, Chairman of the
--------------------------            Board and Director (Principal Executive Officer)
Alfred A. Pease


/s/ John J. Garber                    Vice President and Chief Financial Officer (Principal
--------------------------            Financial Officer)
John J. Garber


/s/ Sylvia M. Smith
--------------------------            Controller (Principal Accounting Officer)
Sylvia M. Smith


         *                            Director
--------------------------
David J. Beattie

                                      Director
--------------------------
Kenneth R. Dabrowski

                                      Director
--------------------------
Philip J. DeCocco


      *                               Director
--------------------------
W. Richard Marz


      *                               Director
--------------------------
Robert S. Oswald


     *                                Director
--------------------------
Terryll R. Smith


*By: /s/ Thomas S. Vaughn
     --------------------
     Thomas S. Vaughn
     Attorney-in-Fact

                                INDEX TO EXHIBITS

         Number            Description
         ------            -----------

         3        Restated Articles of Incorporation and Bylaws.

         3.1 Restated Articles of Incorporation, as amended to date, are incorporated herein by reference to Exhibit 3.1 of the Company's Report on Form 10-Q for the Quarter Ended March 31, 1998.

         3.2 Amended and Restated Bylaws, as amended to date, are incorporated herein by reference to Exhibit 3.2 of the Company's Report on Form S-8 Registration Statement, filed February 7, 2001.

         4        Instruments Defining the Rights of Securities Holders.

         4.1 Articles IV, V and VI of the Company's Restated Articles of Incorporation are incorporated herein by reference to Exhibit
                  3.1 to the Company's Report on Form 10- Q for the Quarter Ended March 31, 1998.

         4.2 Articles I, II, III, VI, VII, X and XI of the Company's Bylaws are incorporated herein by reference to Exhibit 3.2 to the Company's Report on Form S-8 Registration Statement, filed February 7, 2001.

         4.3 Credit Agreement, dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan and First Amendment to Credit Agreement, dated August 24, 1999, are incorporated herein by reference to Exhibit 4.3 of the Company's Report on Form 10- K for the Transition Year Ended June 30, 1999.

                  Other instruments, notes or extracts from agreements defining the rights of holders of long-term debt of the Company or its subsidiaries have not been filed because (i) in each case the total amount of long-term debt permitted thereunder does not exceed 10% of the Company's consolidated assets, and (ii) the Company hereby agrees that it will furnish such instruments, notes and extracts to the Securities and Exchange Commission upon its request.

         4.4 Form of certificate representing Rights (included as Exhibit B to the Rights Agreement filed as Exhibit 4.5) is incorporated herein by reference to Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) (or, if such Shares Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined before the Distribution Date, by action of the Board of Directors, with the concurrence of a majority of the Continuing Directors), or (ii) the tenth business day (or such later date as may be determined by the Board of Directors, with the concurrence of a majority of the Continuing Directors, prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), other than a tender or exchange offer that is determined before the Distribution Date to be a Permitted Offer, if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of Common Stock.

         4.5 Rights Agreement, dated as of March 24, 1998, between Perceptron, Inc. and American Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to
                  Exhibit 2 of the Company's Report on Form 8-K filed March 24, 1998.

         4.6 Second Amendment to Credit Agreement dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan, dated June 30, 2000, is incorporated herein by reference to Exhibit 4.6 of the Company's Report on Form 10-K for the Fiscal Year Ended June 30, 2000.

         4.7 Third Amendment to Credit Agreement, dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan dated November 9, 2000, is incorporated by reference to Exhibit 4.7 of the Company's Form 10-Q for the Quarter Ended September 30, 2000.

         4.8 Fourth Amendment to Credit Agreement, dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan dated February 8, 2001, is incorporated by reference to Exhibit 4.8 of the Company's Form 10-Q for the Quarter Ended December 31, 2000.

         4.9 Credit Agreement dated September 24, 2001, between Perceptron, Inc. and Bank One, Michigan, is incorporated by reference to
                  Exhibit 4.9 of the Company's Report on Form 10-K for the Year Ended June 30, 2001.

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder (including consent).

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5).

         24.1     Power of Attorney of Alfred A. Pease.

         24.2     Power of Attorney of David J. Beattie.

         24.3     Power of Attorney of W. Richard Marz.

         24.4     Power of Attorney of Robert S. Oswald

         24.5     Power of Attorney of Terryll R. Smith

         99.1 Perceptron, Inc. 1998 Global Team Member Stock Option Plan as incorporated herein by reference to Exhibit 10.20 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997.

         99.2 Form of Non-Qualified Stock Option Agreement under such Plan is incorporated herein by reference to Exhibit 10.20 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997.

         99.3 First Amendment to the 1998 Global Team Member Stock Option Plan is incorporated herein by reference to Exhibit 10.28 of the Company's Report on Form 10-K for the Transition Period Ended June 30, 1999.

         99.4 Second Amendment to the 1998 Global Team Member Stock Option Plan is incorporated herein by reference to Exhibit 10.29 of the Company's Report on Form 10-K for the Transition Period Ended June 30, 1999.

         99.5 Form of Non-Qualified Stock Option Agreements under 1998 Global Team Member Stock Option Plan after September 1, 1999 is incorporated by reference to Exhibit 10.31 of the Company's Report on Form 10-Q for the Quarter Ended September 30, 1999.

         99.6 Third Amendment to the 1998 Global Team Member Stock Option Plan is incorporated by reference to Exhibit 99.6 of the Company's Report on Form S-8 Registration Statement, filed February 7, 2001.

         99.7     Fourth Amendment to the 1998 Global Team Member Stock Option
                  Plan.